Exhibit 10.13

CHAMPIONX MIRROR SAVINGS PLAN
SECOND AMENDMENT

This Second Amendment of the ChampionX Mirror Savings Plan is adopted by ChampionX LLC.

1.Effective as of January 1, 2023, a new subsection (4) is added to Section 3.1 as follows:

Notwithstanding any provision of the Plan to the contrary, no Executive Deferrals may be made or shall be credited to the Account of any Executive after December 31, 2022, and any directions previously made pursuant to Subsections (1) or (2) of this Section and in effect on such date shall automatically terminate on December 31, 2022.

By: __/s/ Jordan Zweig_________________________
    Its: SVP and Chief Human Resources Officer